NORTHLAND CRANBERRIES, INC.                        For More Information Contact:
           [LOGO]                               John Swendrowski, Chairman & CEO
                                                     Northland Cranberries, Inc.
                                           800 First Avenue South, P.O. Box 8020
                                                Wisconsin Rapids, WI  54495-8020
                                         Tel: 715-424-4444    Fax:  715-422-6897
                                                           www.northlandcran.com


Affiliate of Sun Capital Partners Acquires Control of Northland Cranberries, Inc. As Part of A Successful Debt and Equity Restructuring; Northland Anticipates Reporting A Pre-Tax Loss of Approximately $100-110 Million for Fiscal 2001, Including Approximately $100 Million of Asset Writedown Charges

NEWS RELEASE

For Immediate Release, November 6, 2001


         Wisconsin Rapids, Wisconsin - Northland Cranberries, Inc. (OTC: NRCNA), manufacturer and marketer of Northland 100% juice cranberry blends and Seneca fruit juice products, announced that it consummated a debt and equity restructuring that allows it to successfully avoid a bankruptcy proceeding. Northland expects that this restructuring will provide it with sufficient working capital and new borrowing capacity to once again aggressively market and support the sale of its Northland and Seneca brand juice products.

         The debt restructuring was accomplished through the exchange by the members of Northland's then current bank group of approximately $151 million of total outstanding revolving credit agreement indebtedness for a total of $38.4 million in cash, as well as by Northland's issuance of revised debt obligations in the total principal amount of $25.7 million and newly-issued shares of common stock representing a total of 7.5% of Northland's fully-diluted common shares to the certain bank group members which decided to continue as lenders to Northland. The debt restructuring occurred pursuant to an agreement for the assignment and assumption by Sun Northland, LLC, an affiliate of Sun Capital Partners, Boca Raton, Florida, of a portion of Northland's bank group indebtedness. The debt restructuring resulted in the cancellation of approximately $87 million of the


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Company's then existing outstanding revolving bank debt. Financing for the debt restructuring, and for additional working capital availability to Northland, was provided by Foothill Capital Corporation, Los Angeles, California. Foothill provided Northland with $20 million in term loan financing and a new $30 million revolving credit facility. As part of the consideration to Foothill to provide the new credit facilities to Northland, Foothill (and its assigns) received warrants to purchase up to a total of 5% of Northland's fully-diluted common shares at an exercise price equal to one cent per share.

         Northland's equity restructuring was accomplished through an investment of $7 million of equity capital into Northland by Sun Northland, LLC, an affiliate of Sun Capital Partners, together with the assignment of Sun Northland's rights to Northland's cancelled bank debt of approximately $87 million, in exchange for Class A common shares, a newly-created series of convertible, voting preferred stock and a second newly-created series of preferred stock, which together represent 77.5% of Northland's fully-diluted common shares.

         After giving effect to the debt and equity restructuring transactions, as well as the anticipated future issuances of stock options to key employees of Northland, Northland's existing shareholders' ownership percentage is expected to constitute approximately 5% of Northland's fully-diluted common shares.

         Earlier in the day, Northland announced that it had effected a one-for-four reverse stock split to facilitate the restructuring and that it had voluntarily delisted its common shares from trading on the NASDAQ national market system so that its shares could be traded under its new symbol "NRCNA" on the over-the-counter bulletin board.

         Northland also announced separately that, while its financial statements for its fiscal year ended August 31, 2001 have not yet been finalized, it anticipates reporting a pre-tax loss of approximately $100-110 million for the fiscal year that will include charges of approximately

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$100 million, reflecting writedowns on various impaired assets, including assets held for sale, cranberry properties, receiving and concentrate production facilities and various inventory items. The writedowns are expected to consist of approximately $18 million in writedowns to net realizable value in the carrying value of raw cranberry and cranberry concentrate inventories and approximately $82 million in writedowns for cranberry bogs and other facilities and assets. The impairment resulted primarily from the continued deterioration in the long-term prospects for the cranberry growing and processing industry over the summer due, in part, to the implementation of an inadequate USDA cranberry marketing order for the 2001 crop year, continued large levels of excess cranberry inventories held by Northland and other industry participants, as well as continued long-term cranberry market prices which are under growers' costs of production. The post-writedown values of Northland's assets are supported by appraisals and were considered by Northland's lenders in connection with the debt restructuring.

         In connection with the equity restructuring and investment by Sun Northland, LLC, Northland appointed a new Board of Directors. John Swendrowski, Northland's Chairman and Chief Executive Officer, will continue as a member of Northland's Board. Additionally, five representatives of Sun Capital Partners have been appointed to replace Northland's other existing Board members.

         John Swendrowski, Northland's Chairman and CEO, stated "We have worked diligently over the last year to restructure our balance sheet and capital structure to reduce our debt burden and provide us with the necessary working capital to again aggressively compete on the juice aisle and start regaining the lost market share of our Northland and Seneca brands through renewed media and trade promotions. After lengthy and difficult negotiations, we reached the point where it was imperative to reach an agreement with our current bank group and to refinance our bank debt with a new lender, or else we were faced with liquidating or reorganizing the company in a bankruptcy proceeding in which

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our creditors would have likely received substantially less value than they are now receiving and our shareholders would have been completely wiped out."

         "After a very lengthy exploration and pursuit of many possible available strategic alternatives, we believe that this restructuring provides our current shareholders and our creditors with the maximum value attainable given the current financial condition of our company and the current difficult economic realities of the cranberry industry," said Swendrowski.

         "Our restructuring will also help maintain both jobs for our employees and our excellent ongoing relationships with our customers, vendors, growers and trade creditors," said Swendrowski.

         M. Steven Liff, Vice President of Sun Capital Partners, Inc, said: "Sun Capital is very enthusiastic about its investment in Northland Cranberries, Inc. We believe there are tremendous opportunities to promote Northland's brands and increase its market position. With our capital infusion and operational expertise, coupled with John Swendrowski and his outstanding management team, Northland should be well positioned to benefit from a much healthier capital structure. Furthermore, the new capital base will allow for continued investment in Northland's brands and its business in general."

         Swendrowski said, "We couldn't be more pleased to have the financial and operational support of Sun Capital to help us aggressively begin the process of rebuilding our brands and returning to profitability, so that we can again begin growing our company and work towards increasing shareholder value over the long-term. Sun Capital has an outstanding reputation and history of adding value to its portfolio companies and we think this combination will make us a very strong competitor on the juice aisle."

         "We intend to launch a new advertising campaign focused on the health benefits of our Northland juice line of products during the week of Thanksgiving. Over the next twelve months, in


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addition to our new media campaign, we will focus on regaining lost distribution and reinforcing our current trade promotional programs," said Swendrowski.

         Foothill Capital is a specialty financial services company that provides asset-based financing to middle-market companies across the United States and Canada. Foothill has a proven track record of nearly 30 years of service, excellent turnaround times and an interactive loan approval process. Foothill provides secured commercial loans to a broad spectrum of industries, under a variety of structures designed to fit a company's unique financing needs. Foothill is a wholly-owned subsidiary of Wells Fargo & Company, one of North American's largest financial services companies with over $200 billion in assets.

         Sun Capital Partners, Inc. is a leading merchant banking firm focused on leveraged buyouts. Sun Capital has invested in approximately 30 companies during the past several years with combined sales in excess of $2 billion. Sun Capital recently completed the formation of its latest private equity fund, which raised $200 million. Participating in Sun Capital's fund are leading fund-of-funds investors, university endowments, pension funds, financial institutions and high net worth individuals, families and trusts.

         Northland is a vertically integrated grower, handler, processor and marketer of cranberries and value-added cranberry products. The Company processes and sells Northland brand 100% juice cranberry blends, Seneca brand juice products, Northland brand fresh cranberries and other cranberry products through retail supermarkets and other distribution channels. Northland also sells cranberry and other fruit concentrates to industrial customers who manufacture juice products.


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                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain matters discussed in this press release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects," or words of similar import. Whether or not these forward-looking statements will be accurate in the future will depend on certain risks and factors, including risks associated with (i) the Company's ability to reinvigorate its Northland and Seneca brand names, regain its lost distribution capabilities and branded products market share and generate increased levels of branded product sales; (ii) the ongoing impact of the continuing significant industry oversupply of cranberries; (iii) the development, market share growth and continued consumer acceptance of the Company's branded juice products, including consumer acceptance of its "27% Solution"; (iv) the disposition of certain litigation related to the sale of the net assets of the Company's private label juice business; (v) the impact of the marketing order of the United States Department of Agriculture relative to the 2001 crop year, as well as the cranberry purchase program adopted by the United States Congress; (vi) agricultural factors affecting the Company's crop and the crop of other North American growers; (vii) the Company's ability to comply with the terms and conditions of, and to satisfy its responsibilities under, its new credit facilities and its other debt agreements; (viii) finalizing the financial treatment and accounting for certain matters related to the Company's fiscal year ended August 31, 2001 and its debt and equity restructuring. Readers should consider these risks and factors and the impact they have when evaluating these forward-looking statements. These statements are based only on management's knowledge and expectations on the date of this press release. The Company will not necessarily


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update these statements or other information in this press
release based on future events or circumstances.